UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 27, 2008
(Date of earliest event reported)

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THINK PARTNERSHIP INC.

(Exact name of registrant as specified in its charter)
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Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

15550 Lightwave Drive

Suite 300

Clearwater, Florida 33760
(Address of Principal Executive Offices)

(727) 324-0046
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry Into a Material Definitive Agreement.

On February 27, 2008, Think Partnership Inc. d.b.a. Kowabunga! Inc. (the “Company”) entered into an Amended and Restated Loan Agreement (the “Loan Agreement”) with Wachovia Bank, N.A. (“Wachovia”) which created a $20.0 million credit facility. The Loan Agreement amended and restated the Loan Agreement dated as of January 19, 2006 between Wachovia and the Company.  The credit facility consists of a $15 million revolving loan facility, evidenced by the Amended and Restated Revolving Credit Promissory Note (the “Revolving Credit Note”), and a $5.0 million term loan, represented by the Amended and Restated Term Promissory Note (the “Term Note” and together with the Revolving Credit Note, the “Notes”). The company used the $5.0 million term loan to retire existing debt with Wachovia. The following description of the various terms of the credit and loan facilities does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, the Notes, the Amended and Restated Security Agreement and the Amended and Restated Guaranty Agreement which the Company has filed as Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Security; Repayment Terms; Interest Rates.  The Company’s obligations under the credit facility are secured by a first priority lien in favor of Wachovia on all of the assets of the Company including a pledge of the stock of each of its present and future operating subsidiaries. Each of the Company’s existing operating subsidiaries has guaranteed the performance of the Company’s obligations under the credit facility.  These guarantees are secured by a pledge of all of the assets of each operating subsidiary.  Interest on the unpaid principal balance of the revolving loan accrues at a rate between LIBOR Market Index Rate plus 1.50% to LIBOR Market Index Rate plus 2.50% as such rate may change from day to day dependent on the amounts drawn on the loan on the quarterly calculation date compared to the Company’s trailing EBITDA as defined in the Loan Agreement. The revolving loan matures on February 15, 2011.  Interest on the unpaid principal balance of the Term Note accrues at the LIBOR Market Index Rate plus 2.50% as such rate may change from day to day. Amounts due under the Term Note are payable in 36 consecutive monthly payments with the final payment due on February 15, 2011, the Term Note’s maturity. Concurrently the Company entered into an interest rate swap agreement with Wachovia in which it effectively fixed the rate of the term note at 5.9%.

Covenants.  As detailed further in the Loan Agreement, the Company is limited to borrowings under the revolving facility equal to 1.75 times its trailing pro forma adjusted EBITDA.  Further, so long as there remain any amounts outstanding under the credit facility, the Company is required to maintain: (1) a “Total Debt to EBITDA Ratio” of not less than 2.00 to 1.00, calculated quarterly on a rolling four quarters basis; and (2) a “Fixed Charge Coverage Ratio” of not less than 2.50 to 1.00, calculated quarterly on a rolling four quarters basis.  In addition, the Company may not: (a) make capital expenditures during any year exceeding $2 million; (b) borrow more than $5 million excluding amounts owed on the Wachovia term and revolving loans; and (c) declare or pay dividends equal to more than 50% of its net income in any particular year.  Additionally, so long as the credit facility remains in effect, the Company may not acquire any business that is not in an electronic commerce line of business and each acquired business must demonstrate positive EBITDA for the most recent twelve (12) month period then ended, both prior to the acquisition and after giving effect thereto. The Company may not purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of capital stock in an amount in excess of 75% of Free Cash Flow for such trailing four quarter basis and, in any event, in an amount not to exceed $5,000,000 in the aggregate from the Closing Date to the Maturity Date, as those terms are defined in the Loan Agreement.

Default.  The Company is permitted a five day grace period to cure any payment default and a thirty day grace period to cure any non-payment default, provided the Company will be permitted to cure a default once during any twelve month period.  If there occurs a default that is not cured during the applicable grace period, Wachovia may accelerate the maturity of all amounts due under the Loan Agreement and the Notes and foreclose upon its security interest in the Company’s assets and the assets of the Guarantors.

Item 8.01

Other Events.

On February 28, 2008, the Company issued a press release regarding its completion of a $20.0 million credit facility with Wachovia Bank, N.A.  A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 9.01

Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	Amended and Restated Loan Agreement dated February 27, 2006 by and between Think Partnership Inc. and Wachovia Bank, National Association.
10.2	Amended and Restated Revolving Credit Promissory Note dated February 27, 2006 by and between Think Partnership Inc. and Wachovia Bank, National Association.
10.3	Amended and Restated Term Promissory Note dated February 27, 2006 by and between Think Partnership Inc. and Wachovia Bank, National Association.
10.4	Amended and Restated Security Agreement dated February 27, 2006 given by Think Partnership Inc. and its subsidiaries to Wachovia Bank, National Association.
10.5	Amended and Restated Guaranty Agreement dated February 27, 2006 given by Think Partnership Inc. and its subsidiaries to Wachovia Bank, National Association.
99.1	Press Release issued by Think Partnership Inc. dated February 28, 2008.

CAUTIONARY STATEMENT REGARDING EXHIBITS

The representations, warranties and covenants made by the Company or any subsidiary of the Company in any agreement filed as an exhibit to this Current Report on Form 8-K or in any amendment hereto are made solely for the benefit of the parties to the agreement, including, in some cases, for the purpose of allocating risk among the parties to the agreement, and should not be deemed to be representations, warranties or covenants to, or with, any third party.  Moreover, these representations, warranties and covenants should not be relied on as accurately describing or reflecting the current state of the Company’s affairs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2008		THINK PARTNERSHIP INC.

	By:	/s/ Vaughn W. Duff
	Name:	Vaughn W. Duff
	Title:	Secretary and General Counsel